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Exhibit 4.24

Newtex Holdings Limited

Qiming Venture Partners II, L.P.

Qiming Venture Partners II-C, L.P.

Qiming Managing Directors Fund II, L.P.

Concord IX Venture Capital Co., Ltd.

Concord Consulting Inc.

Taomee Holdings Limited

and

Elyn Corporation

Share Transfer Agreement
Dated as of November 25, 2011

 INDEX

1.	INTERPRETATION	2
2.	TRANSFER OF SHARES	3
3.	REPRESENTATIONS AND WARRANTIES	3
4.	CLOSING	4
5.	POST COMPLETION EFFECT	5
6.	POST COMPLETION COVENANTS	5
7.	FURTHER ASSURANCE AND ASSISTANCE	5
8.	ENTIRE AGREEMENT	5
9.	NOTICES AND OTHER COMMUNICATIONS	5
10.	COSTS AND EXPENSES	6
11.	COUNTERPARTS	6
12.	GOVERNING LAW	6
13.	DISPUTE RESOLUTION.	6
14.	AMENDMENTS	6
15.	SUCCESSORS AND ASSIGNS	6
SCHEDULE 1		1-A
SCHEDULE 2		2-A

        THIS SHARE TRANSFER AGREEMENT (the "Agreement") is made and entered into as of November 25, 2011 by and among

(1)
Newtex Holdings Limited of Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands ("Newtex");

(2)
Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P., of 11400 SE Sixth Street, Suite 100 Bellevue, Washington 98004, USA (collectively "Qiming Funds");

(3)
Concord IX Venture Capital Co., Ltd. and Concord Consulting Inc., of 11F, 132 Min Sheng E. Road, Sec 3, Taipei 10596, Taiwan (collectively "Concord" and each a "Concord Entity");

(4)
Taomee Holdings Limited of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("Taomee"); and

(5)
Elyn Corporation of Portcullis TrustNet (Cayman) Ltd., Marquee Place, Suite 300, 430 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Island, British West Indies ("Elyn").

PRELIMINARY

(A)
WHEREAS, Taiwan Taomee Co., Ltd. ("Taiwan Taomee") currently has 3,874,560 issued and outstanding ordinary shares, par value TWD 10, 100% of which is owned by Elyn;

(B)
WHEREAS, Taiwan Taomee desires to increase its capital through the subscription and issuance of 1,500,000 ordianry shares, par value TWD 55;

(C)
WHEREAS, pursuant to Corporate Laws of Taiwan and that certain board resolutions dated as of July 28, 2011 of Taiwan Taomee ("Taiwan Taomee Board Resolutions"), Elyn and certain employees of Taiwan Taomee are entitled to subscribe for 1,275,000 and 225,000, respectively, of the new ordinary shares, representing 23.72% and 4.19% , respectively, of the outstanding shares of Taiwan Taomee upon the closing of the transactions contemplated in the Taiwan Taomee Board Resolutions ("Completion");

(D)
WHEREAS, Elyn desires to distribute ("Distribution") the rights to subscribe for and purchase such shares of Taiwan Taomee and assign the rights and obligations under the Taiwan Taomee Board Resolutions to purchase such shares of Taiwan Taomee on a pro-rata basis to its shareholders pursuant to the terms and conditions thereunder ("Elyn Subscription Rights");

(E)
WHEREAS, Taomee owns 28.76% of the outstanding shares of Elyn as of Distribution and, upon Distribution, Taomee would be entitled to subscribe for and purchase 366,690 ordinary shares of Taiwan Taomee, representing 28.76% of the Elyn Subscription Rights;

(F)
WHEREAS, Newtex owns 10.24% of the outstanding shares of Elyn as of Distribution and, upon Distribution, Newtex would be entitled to subscribe for and purchase 130,560 ordinary shares of Taiwan Taomee, representing 10.24% of the Elyn Subscription Rights;

(G)
WHEREAS, Global Concept Corporation ("Global") owns 29.25% of the outstanding shares of Elyn as of Distribution and, upon Distribution, Global would be entitled to subscribe for and purchase 372,937 ordinary shares of Taiwan Taomee, representing 29.25% of the Elyn Subscription Rights;

(H)
WHEREAS, Full Fragrant Group Co., Ltd. ("Full Fragrant") owns 29.25% of the outstanding shares of Elyn as of Distribution and, upon Distribution, Full Fragrant would be entitled to subscribe for and purchase 372,938 ordinary shares of Taiwan Taomee, representing 29.25% of the Elyn Subscription Rights;

(I)
WHEREAS, certain employees of Elyn ("Elyn Employees") own 2.5% of the outstanding shares of Elyn as of Distribution and, upon Distribution, they would be entitled to subscribe for and purchase 31,875 ordinary shares of Taiwan Taomee, representing 2.5% of the Elyn Subscription Rights;

(J)
WHEREAS, Qiming Funds and Concord currently respectively own 726,089 and 107,251 outstanding shares of Newtex, which represent indirect interests in Elyn of 8.92% and 1.32%, respectively;

(K)
WHEREAS, Newtex desires to repurchase from Concord all of its ordianry shares in Newtex ("Concord Existing Interest") on terms and conditions set forth herein;

(L)
WHEREAS, in connection therewith and as consideration therefor, Newtex desires to transfer to Concord, and Concord desires to accept from Newtex, subscription rights and obligations associated therewith under the Taiwan Taomee Board Resolutions to purchase 68,287 ordinary shares of Taiwan Taomee ("Concord Subscription Rights"), on terms and conditions set forth herein;

(M)
WHEREAS, simultaneously with the closing of the repurchase of the Concord Existing Interest and the transfer of the Concord Subscription Rights ("Concord Closing"), Newtex desires to transfer to Taomee, and Taomee desires to accept from Newtex, 37,696 ordinary shares in Elyn (the "Newtex Elyn Shares"), on terms and conditions set forth herein;

(N)
WHEREAS, in connection therewith and as consideration therefor, Taomee desires to transfer to Newtex, and Newtex desires to accept from Taomee, rights to purchase 28,672 ordianry shares of Taiwan Taomee and obligations associated therewith ("Newtex Subscription Rights"), on terms and conditions set forth herein;

(O)
WHEREAS, upon Concord Closing and the closing of the transfer of the Newtex Elyn Shares and the Newtex Subscription Rights ("Newtex Closing"), Newtex desires to assign to Concord, and Concord desires to accept from Newtex, subscription rights and obligation associated therewith under the Taiwan Taomee Board Resolutions to purchase 90,945 ordinary shares of Taiwan Taomee ("Newtex Assignment");

(P)
WHEREAS, upon Newtex Assignment, Global, Full Fragrant, Concord and Taomee agree to contribute their subscription rights with respect to 372,937, 372,938, 90,945 and 338,018, respectively, of the ordinary shares of Taiwan Taomee to a new entity to be incorporated ("Newco"), in exchange for proportional interests in Newco; and

(Q)
WHEREAS, upon Completion, Newco, Concord and Elyn Employees agree to purchase 1,174,838, 68,287 and 31,875, respectively, of the ordinary shares of Taiwan Taomee, representing 21.86%, 1.27% and 0.59%, respectively, of the outstanding shares of Taiwan Taomee.

IT IS AGREED AS FOLLOWS :

1.     INTERPRETATION

1.1
In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

  "Closing Date" means the date on which the Concord Closing and the Newtex Closing takes place;

  "Encumbrance" means any mortgage, charge, pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements, any rights exercisable by third parties and any agreement to create any of the foregoing;

  "Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

  "PRC" means the People's Republic of China; and

  "TWD" means the legal currency of Taiwan.

1.2
Any reference to a Clause, sub-clause or Schedule (other than to a Schedule to a statutory provision) is a reference to a Clause or a sub-clause or Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3
Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4
Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5
The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.     TRANSFER OF SHARES

2.1
Subject to the terms and conditions set forth in this Agreement, Newtex agrees to repurchase from Concord, and Concord agrees to sell and transfer to Newtex such number of the Concord Existing Interest as set forth against the Concord Entities in Schedule 1, Part A, free and clear of any and all Encumbrances, in exchange for the transfer of the Concord Subscription Rights, plus TWD2,808,410 ("Concord Subscription Amount"), from Newtex to Concord, as set forth against the Concord Entities in Schedule 1, Part B.

2.2
Subject to the terms and conditions set forth in this Agreement, Newtex agrees to transfer to Taomee, and Taomee agrees to accept from Newtex the Newtex Elyn Shares free and clear of any and all Encumbrances, in exchange for the transfer of Newtex Subscription Rights, plus TWD1,576,960 ("Newtex Subscription Amount"), from Taomee to Newtex.

3.     REPRESENTATIONS AND WARRANTIES

3.1
Elyn hereby represents, warrants and undertakes to each of its shareholders that each of the matters set out in Schedule 2, Part A (the "Elyn Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.2
Each of the Concord Entities, separately and jointly, hereby represents, warrants and undertakes to Newtex that each of the matters set out in Schedule 2, Part B (the "Concord Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.3
Newtex hereby represents, warrants and undertakes to Concord that each of the matters set out in Schedule 2, Part C (the "Newtex Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.4
Newtex hereby represents, warrants and undertakes to Taomee that each of the matters set out in Schedule 2, Part D (the "Newtex Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.5
Taomee hereby represents, warrants and undertakes to Newtex that each of the matters set out in Schedule 2, Part E (the "Taomee Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.6
Each of the transferees hereunder hereby separately represents, warrants and undertakes the transferors that each of the matters set out in Schedule 2, Part F (the "Transferee Warranties") is true and correct in all respects as at the date of this Agreement and as at the Closing Date.

3.7
Each of the Warranties set out in each sub-paragraph of Schedule 2 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

3.8
Each party's rights in respect of each of the warranties set forth in Schedule 2 shall survive the Distribution, the Concord Closing, Newtex Closing, as applicable, continue in full force and effect for two (2) years thereafter.

4.     CLOSING

  The Concord Closing and the Newtex Closing shall take place simultaneeously and shall take place at 16/F, Building No. A-2, No. 1528 Gumei Road, Xuhui District Shanghai 200233, People's Republic of China, the office of Taomee, or such other place as the parties to this Agreement may agree forthwith upon the execution of this Agreement by all parties, when all the following conditions will have been met:

4.1
The execution and delivery of duly signed instruments of transfer for the repurcahse of the Concord Existing Interest by Newtex;

4.2
The delivery of Concord's original share certificates to Newtex for the purpose of the cancellation of such share certificates and a copy of updated share register of Newtex, as signed by a director of Newtex, reflecting the repurchase of Concord Existing Interest;

4.3
The execution and delivery of a duly signed instrument of transfer for the transfer of the Newtex Elyn Shares to Taomee;

4.4
The issuance of share certificates by Elyn and a copy of updated share register of Elyn, as signed by a director of Elyn, reflecting the transfer of Newtex Elyn Shares to Taomee;

4.5
The due execution and delivery of the authorizations of Concord, Newtex, Elyn, and Taomee of the transactions contemplated hereunder;

4.6
Each of Newtex and Taomee shall respectively make payment for the Concord Subscription Amount and Newtex Subscription Amount payable by wire transfer in TW dollars in immediately available funds to the accounts designated by Concord and Newtex, respectively.

4.7
The due execution and delivery of the Taiwan Taomee Board Resolutions;

4.8
A Taiwan legal opinion dated after the date hereof in form and substance reasonably satisfactory to Newtex, Concord and Taomee in relation to this Agreement, including without limitation the validity of the transactions contemplated hereby and enforceability of this Agreement under Taiwan laws.

4.9
No action shall have been taken or threatened, and no laws shall exist or have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental authority that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transaction contemplated hereby, or (ii) render any party unable to consummate the transaction contemplated hereby.

5.     POST COMPLETION EFFECT

  This Agreement shall remain in full force and effect after and notwithstanding Concord Closing and Newtex Closing in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Concord Closing and Newtex Closing and the parties may take action for any breach or non-fulfilment of any of such obligations, agreements, covenants, undertakings, conditions, representations or warranties either before or after Concord Closing and Newtex Closing (whether or not such breach or non-fulfilment may have been known to or discoverable by the Subscribers prior to Concord Closing and Newtex Closing), it being agreed that Concord Closing and Newtex Closing shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

6.     POST COMPLETION COVENANTS

6.1
Upon Concord Closing and Newtex Closing, Newtex undertakes to assign to Concord, and Concord undertakes to accept from Newtex, the Newtex Assignment as set forth against the Concord Entities in Schedule 1, Part C, free and clear of any and all Encumbrances;

6.2
Upon Newtex Assignment, Global, Full Fragrant, Concord and Taomee jointly and severally undertakes to contribute their subscription rights with respect to 372,937, 372,938, 90,945 and 338,018, respectively, of the ordinary shares of Taiwan Taomee to the Newco, in exchange for proportional interests in Newco.

6.3
Upon Concord Closing and Newtex Closing, Newco, Concord and Elyn Employees jointly and severally undertakes to purchase 1,174,838, 68,287 and 31,875, respectively, of the ordinary shares of Taiwan Taomee, representing 21.86%, 1.27% and 0.59%, respectively, of the outstanding shares of Taiwan Taomee.

7.     FURTHER ASSURANCE AND ASSISTANCE

  The parties to this Agreement shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the other party may reasonably require from time to time effectively to give the other party the full benefit of this Agreement.

8.     ENTIRE AGREEMENT

  This Agreement, any agreement, document or instrument referred to herein among the parties hereto together constitute the entire agreement and understanding among the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and none of the parties has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

9.     NOTICES AND OTHER COMMUNICATIONS

  Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

10.   COSTS AND EXPENSES

  Each party shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

11.   COUNTERPARTS

  This Agreement may be executed in counterparts and all counterparts together shall constitute one and the same document.

12.   GOVERNING LAW

  This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to principles of conflict of Laws thereunder.

13.   DISPUTE RESOLUTION.

  Any dispute arising out of, in connection with or relating to, this Agreement shall be resolved through arbitration pursuant to this Section 13. The arbitration shall be administered by the Hong Kong International Arbitration Centre (the "Centre" or "HKIAC") in accordance with the HKIAC Procedures for the Administration of International Arbitration in effect at the time of the commencement of the arbitration. There shall be three (3) arbitrators. Each party to the dispute shall choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

14.   AMENDMENTS

  This Agreement may not be amended, modified or supplemented, except in a written agreement signed by each of the parties hereto.

15.   SUCCESSORS AND ASSIGNS

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(Signature page to follow)

        IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

NEWTEX HOLDINGS LIMITED
By:	/s/ JP GAN
Name:	JP Gan
Title:	Director
CONCORD IX VENTURE CAPITAL CO., LTD.
By:	/s/ CHOW PON-CHI
Name:	Chow Pon-chi
Title:	Chairman
CONCORD CONSULTING INC.
By:	/s/ CHOW PON-CHI
Name:	Chow Pon-chi
Title:	Chairman
ELYN CORPORATION
By:	/s/ WANG CHIN-PO
Name:	Wang, Chin-po
Title:	Chairman
TAOMEE HOLDINGS LIMITED
By:	/s/ BENSON HAIBING WANG
Name:	Benson Haibing Wang
Title:	Chief Executive Officer and Chairman

QIMING VENTURE PARTNERS II, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its:	General Partner
By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its:	General Partner
By:	/s/ ROBERT HEADLY
Its:	Managing Director
QIMING VENTURE PARTNERS II-C, L.P., a Cayman Islands exempted limited partnership
By:	QIMING GP II, L.P. a Cayman Islands exempted limited partnership
Its:	General Partner
By:	QIMING CORPORATE GP II, LTD. a Cayman Islands corporation
Its:	General Partner
By:	/s/ ROBERT HEADLY
Its:	Managing Director
QIMING MANAGING DIRECTORS FUND II, L.P., a Cayman Islands exempted limited partnership
By:	QIMING CORPORATE GP II, LTD., a Cayman Islands corporation
By:	/s/ ROBERT HEADLY
Its:	Managing Director

        IN WITNESS whereof the undersigned hereto acknowldgs and consents to this Agreement and the transactions contemplated herein on the day and year first above written.

GLOBAL CONCEPT CORPORATION
By:	/s/ HUNG YU-SHU
Name:	Hung, Yu-shu
Title:	Chairman
FULL FRAGRANT GROUP CO., LTD.
By:	/s/ LIN HUNG-CHUN
Name:	Lin, Hung-chun
Title:	Chairman
/s/ HUANG HSIN-KAI
Name:	HUANG, Hsin-Kai
/s/ LEE PEI-MIN
Name:	LEE, Pei-Min
/s/ CHU I-I
Name:	CHU, I-I

SCHEDULE 1
PART A
CONCORD EXISTING INTEREST

Transferor	Number of Newtex Shares to Be Repurchased
Concord IX Venture Capital Co., Ltd.	75,076
Concord Consulting Inc.	32,175

TOTAL	107,251

1-A

SCHEDULE 1
PART B
CONCORD SUBSCRIPTION RIGHTS AND AMOUNT

Transferee	Number of Taiwan Taomee Shares to Be Subscribed	CONCORD SUBSCRIPTION AMOUNT
Concord IX Venture Capital Co., Ltd.	47,801	TWD1,965,891
Concord Consulting Inc.	20,486	TWD842,519

TOTAL	68,287	TWD2,808,410

1-B

SCHEDULE 1
PART C
NEWTEX ASSIGNMENT

Assignee	Number of Taiwan Taomee Shares to Be Subscribed
Concord IX Venture Capital Co., Ltd.	63,662
Concord Consulting Inc.	27,283

TOTAL	90,945

1-C

 SCHEDULE 2

PART A

ELYN WARRANTIES

1.
Elyn is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Elyn has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Elyn, this Agreement will constitute a valid and legally binding obligation of Elyn, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Elyn does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Elyn;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Elyn is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Elyn is a party or which is binding upon it or any of its assets.

5.
Elyn is the sole beneficial owner of the Elyn Subscription Rights and has valid title to the Elyn Subscription Rights, free and clear of any and all Encumbrances.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Elyn will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-A

 PART B

CONCORD WARRANTIES

1.
Concord Entity is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Concord Entity has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Concord Entity, this Agreement will constitute a valid and legally binding obligation of Concord Entity, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Concord Entity does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Concord Entity;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Concord Entity is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Concord Entity is a party or which is binding upon it or any of its assets.

5.
Concord Entity is the sole beneficial owner of the Concord Existing Interest and has valid title to the Concord Existing Interest, free and clear of any and all Encumbrances.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Concord Entity will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-B

 PART C

NEWTEX WARRANTIES

1.
Newtex is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Newtex has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Newtex, this Agreement will constitute a valid and legally binding obligation of Newtex, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Newtex does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Newtex;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets.

5.
Newtex has valid title to the Concord Subscription Rights, free and clear of any and all Encumbrances, subject to the terms and conditions set forth in the Taiwan Taomee Board Resolutions.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Newtex will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-C

 PART D

NEWTEX WARRANTIES

1.
Newtex is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Newtex has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Newtex, this Agreement will constitute a valid and legally binding obligation of Newtex, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Newtex does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Newtex;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Newtex is a party or which is binding upon it or any of its assets.

5.
Newtex is the sole beneficial owner of the Newtex Elyn Shares and has valid title to the Newtex Elyn Shares, free and clear of any and all Encumbrances.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Newtex will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-D

 PART E

TAOMEE WARRANTIES

1.
Taomee is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Taomee has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by Taomee, this Agreement will constitute a valid and legally binding obligation of Taomee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement by Taomee does not and shall not:

(a)
violate in any respect the laws and documents incorporating and constituting Taomee;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which Taomee is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which Taomee is a party or which is binding upon it or any of its assets.

5.
Taomee has valid title to the Newtex Subscription Rights, free and clear of any and all Encumbrances, subject to the terms and conditions set forth in the Taiwan Taomee Board Resolutions.

6.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of Taomee will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-E

 PART F

THE TRANSFEREE WARRANTIES

1.
Such Transferee is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted.

2.
Such Transferee has full power and authority, and has obtained all necessary consents and approvals, to enter and deliver this Agreement and any other document or agreement contemplated by this Agreement, and to exercise its rights and perform its obligations hereunder and all corporate and other actions required to authorise its execution of this Agreement and any other document or agreement contemplated by this Agreement and its performance of its obligations hereunder have been duly taken.

3.
When executed and delivered by the purchaser, this Agreement and any other document or agreement contemplated by this Agreement will constitute a valid and legally binding obligation of such Transferee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.
The execution, delivery and performance of this Agreement and any other document or agreement contemplated by this Agreement by such Transferee does not:

(a)
violate in any respect the laws and documents incorporating and constituting such Transferee;

(b)
result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any agreement or other undertaking to which such Transferee is a party or which is binding upon it or any of its assets; or

(c)
violate any agreement or other undertaking to which such Transferee is a party or which is binding upon it or any of its assets.

5.
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of such Transferee will be required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which has not already been secured or effected or will be secured or effected prior to the Closing Date.

2-F

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  Exhibit 4.24
Newtex Holdings Limited
Qiming Venture Partners II, L.P.
Qiming Venture Partners II-C, L.P.
Qiming Managing Directors Fund II, L.P.
Concord IX Venture Capital Co., Ltd.
Concord Consulting Inc.
Taomee Holdings Limited
and
Elyn Corporation
Share Transfer Agreement Dated as of November 25, 2011
INDEX
SCHEDULE 2 PART A ELYN WARRANTIES
PART B CONCORD WARRANTIES
PART C NEWTEX WARRANTIES
PART D NEWTEX WARRANTIES
PART E TAOMEE WARRANTIES
PART F THE TRANSFEREE WARRANTIES